                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:


[ ] Preliminary proxy statement


[X] Definitive proxy statement

[ ] Definitive additional materials
[ ] Confidential, For Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      MPW INDUSTRIAL SERVICES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

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---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      Mpw Industrial Services Group, Inc.

                           9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1999

                               ------------------

To the Shareholders of
MPW Industrial Services Group, Inc.:

     The Annual Meeting of Shareholders of MPW Industrial Services Group, Inc. (the "Company") will be held at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215 on Thursday, November 4, 1999, at 10:00 a.m. local time for the following purposes:

     1. To elect eight Directors to serve for the ensuing year;

     2. To consider and act upon a proposal to amend and restate the Company's Amended and Restated Articles of Incorporation (the "Articles") to allocate shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock") among the three classes of Preferred Stock currently permitted by the Articles.

     3. To consider and act upon a proposal to amend and restate the Company's Articles to allow the Board of Directors to adopt further amendments to the Company's Articles if such adoption is authorized by Ohio law.

     4. To consider and act upon a proposal to amend and restate the Company's Code of Regulations to modernize and modify the Code of Regulations to more closely parallel applicable provisions of Ohio law.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 27, 1999, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office.

                                        By Order of the Board of Directors

                                        /s/ ROBERT J. GILKER
                                        ROBERT J. GILKER
                                        Vice President, Law and Administration
                                        and Secretary

Hebron, Ohio

October 1, 1999


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                      MPW INDUSTRIAL SERVICES GROUP, INC.
                           9711 LANCASTER ROAD, S.E.
                               HEBRON, OHIO 43025

                               ------------------

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1999

                               ------------------

     MPW Industrial Services Group, Inc. ("MPW" or the "Company") is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company's Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, November 4, 1999, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215 and at any adjournment thereof (the "Annual Meeting").

     If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as Directors of the eight nominees named below, (ii) for the proposals to amend the Company's Amended and Restated Articles of Incorporation and Code of Regulations, and (iii) in the discretion of the proxies with respect to any other matter that may properly come before the meeting. Any shareholder may revoke a previously granted proxy by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person or by telephone or telegraph. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.


     This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders on or about October 1, 1999.


                                     VOTING


     The Board of Directors has fixed the close of business on September 27, 1999, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 10,876,777 shares of the Company's Common Stock, without par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.


     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company's Code of Regulations, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 27, 1999 by (a) each person who owns beneficially more than 5% of Common Stock to the extent known to management, (b) each director, nominee and named executive officer of the Company, and (c) all directors and executive officers, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.


                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
                     BENEFICIAL OWNER                           OWNERSHIP        OF CLASS
                     ----------------                       -----------------    --------
Monte R. Black (1)........................................      6,208,750          57.0%
Susan K. Black............................................        620,000           5.7%
Wellington Management Company, LLP (2)....................        593,000           5.5%
AMVESCAP Plc. (3).........................................        569,200           5.3%
Monte R. Black and Susan K. Black 1994 Irrevocable
  Trust...................................................        524,040           4.9%
Ira O. Kane (4)...........................................        525,500           4.6%
Daniel P. Buettin (5).....................................        137,000           1.2%
Brad A. Martyn (6)........................................         41,400             *
Robert J. Gilker(7).......................................         25,000             *
C. Douglas Rockwell.......................................              0             *
Alfred Friedman...........................................          1,000             *
Pete A. Klisares (8)......................................          3,000             *
Gerald Nilsson-Weiskott (8)...............................          5,500             *
Timothy A. Walsh (8)......................................          3,500             *
Scott N. Whitlock (8).....................................          8,000             *
J. Craig R. Wright (9)....................................         12,000             *
All directors and executive officers as a group (11
  persons) (10)...........................................      6,969,650          60.0%


---------------
 * less than 1%


(1) Includes (i) 620,000 shares held by Mr. Black's wife, Susan K. Black, (ii) an aggregate of 524,040 shares held in trust for Mr. Black's children. Mr. Black disclaims beneficial ownership of the foregoing shares. Also includes 8,750 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.


(2) Based on information contained in a Schedule 13G filed on February 8, 1999. The address for Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109.

(3) Based on information contained in a Schedule 13G filed on February 11, 1999. The address for AMVESCAP Plc. is 11 Devonshire Square, London, England EC2M 4YR.

(4) Includes 525,500 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(5) Includes 137,000 shares of Common Stock subject to options to purchase Common Stock, which are currently exercisable or exercisable within 60 days.

(6) Includes 41,400 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(7) Includes 25,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(8) Includes 2,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(9) Includes (i) 4,000 shares held in trust for Mr. Wright's child, (ii) 1,000 shares held by Mr. Wright's wife and (iii) 1,000 shares held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Wright disclaims beneficial ownership of the foregoing shares.



(10) Includes (i) 620,000 shares held by Mr. Black's wife, Susan K. Black, (ii) an aggregate of 524,040 shares held in trust for Mr. Black's children,
     (iii) 4,000 shares held in trust for Mr. Wright's child, (iv) 1,000 shares held by Mr. Wright's wife and (v) 1,000 shares held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Black and Mr. Wright disclaim beneficial ownership of the foregoing shares. Includes 745,650 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     Eight Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company's management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the eight nominees named below.

     The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a Director. However, if such an event should occur, the Company's management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company's current Board of Directors.

     All of the nominees for Director named below are currently serving as Directors of the Company for terms expiring at the Annual Meeting, except Mr. Friedman. Mr. Wright became a Director in May 1999. Messrs. Klisares and Nilsson-Weiskott became Directors of the Company in February 1998. Messrs. Whitlock and Walsh became Directors in November 1995 and September 1994, respectively. Mr. Kane took his position as a Director of the Company in March 1994 and Mr. Black has served as the Chairman of the Board of Directors since founding the Company in 1972.

     The following table sets forth information regarding those persons currently serving as directors of the Company and the new nominee, Mr. Friedman. Certain biographical information regarding each of the Company's current directors and Mr. Friedman is described below the table.


         NAME                 AGE                                POSITION
         ----                 ---                                --------
Monte R. Black                49        Chairman of the Board of Directors and Chief Executive
                                        Officer
Ira O. Kane                   52        President and Chief Operating Officer; Director
Alfred Friedman               58        Nominee
Pete A. Klisares              63        Director
Gerald Nilsson-Weiskott       50        Director
Timothy A. Walsh              38        Director
Scott N. Whitlock             57        Director
J. Craig R. Wright            70        Director


     Monte R. Black originally founded the Company in 1972 and has served as Chief Executive Officer and Chairman of the Board of Directors since that time.


     Ira O. Kane has served as President, Chief Operating Officer and Director of the Company since February 1994. Prior to joining the Company, Mr. Kane served as chairman of the board of directors, senior executive vice president and director of NSC Corporation, an asbestos abatement company, and president and chief operating officer of NSC Industrial Services Corp., an industrial services company, from June 1993 until February 1994. Prior to joining NSC Corporation, Mr. Kane served as director and executive vice president of OHM Corporation, an environmental services company, from January 1984 until June 1993. Prior to joining OHM Corporation, Mr. Kane was a partner with Crabbe, Brown, Jones, Potts & Schmidt, a law firm.



     Alfred Friedman. Mr. Friedman is being nominated to the Board of Directors. Mr. Friedman has been an independent financial consultant since April 1998 and prior thereto was a partner at PriceWaterhouseCoopers, LLC, an accounting firm, or its predecessor firms since 1974.



     Pete A. Klisares has served as a Director of the Company since February 1998. Mr. Klisares is retired. He served as president, chief operating officer and a director of Karrington Health, Inc., a provider of assisted living facilities, from August 1997 to June 1999. Prior to this time, Mr. Klisares served in the following capacities with Worthington Industries, Inc., a manufacturer of processed steel and custom and cast products: (i) executive vice president from August 1993 to December 1997, and (ii) assistant to the chairman of the board of directors from

December 1991 to July 1993. Before joining Worthington Industries, Mr. Klisares served as executive director of JMAC, Inc. an investment vehicle, from May 1991 to December 1991 and as Manufacturing Vice President and General Manager of AT&T, a telecommunications firm, for more than five years prior to May 1991. Mr. Klisares also serves as a director of Worthington Industries, Dominion Homes, Inc., a residential construction firm, and Huntington National Bank, N.A., a national banking association.

     Gerald Nilsson-Weiskott has served as a Director of the Company since February 1998. Dr. Nilsson-Weiskott founded and has served as senior partner of Organizational Horizons Incorporated, a comprehensive human resource consulting firm, since 1983. Dr. Nilsson-Weiskott also served as director of marketing and development of Healthy Lifestyle Consultants, a behavioral health company, from 1979 until March 1997. Prior to this time, Dr. Nilsson-Weiskott served as the director of training of The Ohio State University Consultation and Counseling Services.


     Timothy A. Walsh has served as a Director of the Company since September 1994. Mr. Walsh has served as executive vice president, finance and treasurer for Farm Family Holdings, Inc., a property and casualty insurance company, since December 1996. Prior to this time, Mr. Walsh served in the following capacities with Farm Family Insurance Company, a subsidiary of Farm Family Holdings, Inc.:
(i) senior vice president, finance from March 1996 to November 1996; and (ii) director of corporate development from August 1995 to March 1996. Prior to this time, Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of the MPW Industrial Services, Inc. from April 1994 until August 1995 and as corporate controller for NSC Corporation, an asbestos abatement company, from June 1992 until April 1994. Before joining NSC Corporation, Mr. Walsh was employed by KPMG Peat Marwick, a public accounting firm.



     Scott N. Whitlock has served as a Director of the Company since November 1995. Mr. Whitlock has been of counsel with Vorys, Sater, Seymour and Pease, a law firm, since August 1995. Prior to that time, Mr. Whitlock served in the following capacities with Honda of America Mfg., Inc., an automobile manufacturer: (i) executive vice president from January 1990 to April 1995; and
(ii) senior vice president and plant manager from January 1985 to December 1989. Before joining Honda of America, Mr. Whitlock was a partner with Vorys, Sater, Seymour and Pease.



     J. Craig R. Wright has served as a Director of the Company since May 1999. Mr. Wright is of counsel with Chester, Willcox and Saxbe, a law firm, and prior thereto, Mr. Wright was an Associate Justice of the Ohio Supreme Court from January 1985 to March 1996. Mr. Wright also serves as a director of Life Diagnostics, Inc., a supplier of services and products to healthcare institutions.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     During the Company's fiscal year ended June 30, 1999 ("fiscal 1999"), the Board of Directors of the Company held a total of seven meetings.

     The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors met once during fiscal 1999. Messrs. Klisares, Nilsson-Weiskott and Walsh are presently members of the Compensation Committee, the primary function of which is to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs and to administer the Company's stock option plans and approve awards of stock options made under the Company's 1997 Stock Option Plan.

     The Company has an Audit Committee, the primary function of which is to oversee the accounting and auditing affairs of the Company. Messrs. Walsh and Whitlock serve as members of the Audit Committee which met twice during fiscal 1999.

     The Company has no standing nominating committee or committee performing similar functions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


     The compensation discussion that follows has been prepared based on the actual plan and non-plan compensation awarded to, earned by or paid to the Company's named executive officers during the periods presented. The Company's compensation arrangements with its directors and certain arrangements with its named executive officers are described below.


CASH COMPENSATION TABLE

     The following table sets forth the compensation paid or payable by the Company during the fiscal years ended June 30, 1999, 1998 and 1997, to those individuals serving as the registrant's chief executive officer at any time during fiscal 1999 and certain other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION    COMPENSATION AWARDS
                                                   -------------------   ---------------------
                                                    SALARY     BONUS     SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)           OPTIONS(#)
       ---------------------------          ----   --------   --------   ---------------------
Monte R. Black                              1999   453,200    294,580            35,000
Chairman of the Board of Directors          1998   453,097    226,600                --
and Chief Executive Officer                 1997   453,131    100,000                --

Ira O. Kane                                 1999   300,000    222,750            30,000
President and Chief Operating Officer       1998   279,167    181,000                --
                                            1997   200,000    175,000           518,000(2)

Daniel P. Buettin                           1999   168,800    109,284            25,000
Vice President, Chief Financial Officer,    1998   150,083     84,000                --
and Assistant Secretary                     1997   110,000     55,000           148,000(2)

Robert J. Gilker(1)                         1999   168,800     40,000           100,000

Brad A. Martyn                              1999   120,000     58,206            25,000
Corporate Controller, Treasurer, and        1998   109,896     42,000                --
Assistant Secretary                         1997    89,375     32,750            74,000(2)

---------------

(1) Mr. Gilker joined the Company in July 1999.

(2) Pursuant to contractual commitments made by the Company at the time the named executive officers commenced their employment, the vesting provisions and exercise price of certain stock options are effective as of the date of the commencement of such named executive officer's employment, which preceded the date of grant of such stock options.

FISCAL 1999 AGGREGATED OPTION EXERCISES FY-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options by each of the Company's named executive officers during fiscal 1999 and fiscal year end value of unexercised options.

                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES        VALUE      OPTIONS AT FISCAL YEAR-END(#)     OPTIONS AT FISCAL YEAR-END($)
                       ACQUIRED ON    REALIZED    ------------------------------    ------------------------------
        NAME           EXERCISE(#)      ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----           -----------    --------    ------------    --------------    ------------    --------------
Monte R. Black.......      --           --            8,750           26,250                 0               0
Ira O. Kane..........      --           --          525,500           22,500         4,069,926              --
Daniel P. Buettin....      --           --           98,750           74,250           671,569         398,620
Robert J. Gilker.....      --           --           25,000           75,000                 0               0
Brad A. Martyn.......      --           --           41,400           53,900           248,649         271,756

---------------

(1) Value is based on the June 30, 1999 closing price of $10.00 per share of the Company's common stock on the Nasdaq National Market.

OPTION GRANTS IN 1999 FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                          NUMBER OF     PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                         SECURITIES     OPTIONS GRANTED                                       OPTION TERM
                         UNDERLYING       TO EMPLOYEES        EXERCISE     EXPIRATION   -----------------------
         NAME            OPTIONS (#)   IN FISCAL YEAR (%)   PRICE ($/SH)      DATE       5% ($)       10% ($)
         ----            -----------   ------------------   ------------   ----------   ---------   -----------
Monte R. Black.........     35,000            8.33             10.70       8/18/2008     235,246       596,159
Ira O. Kane............     30,000            7.14             10.70       8/18/2008     201,639       510,994
Daniel P. Buettin......     25,000            5.95             10.70       8/18/2008     168,033       425,828
Robert J. Gilker.......    100,000           23.80             11.13       5/11/2008     699,645     1,773,038
Brad A. Martyn.........     25,000            5.95             10.70       8/18/2008     168,033       425,828

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive compensation for serving as Directors. Non-Employee Directors are paid a quarterly fee of $1,500 as well as additional fees of $1,000 for each meeting of the Board of Directors or of a committee of the Board of Directors attended by such Director. All Directors of the Company also are reimbursed for reasonable travel expenses to and from meetings of the Board of Directors and committees.

SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVES

     The Company has entered into separate severance agreements (the "Severance Agreements"), which are designed to ensure the continuity of management in the event of a change in control, with Mr. Black, Mr. Kane, Mr. Buettin, Mr. Gilker and Mr. Martyn. The Severance Agreements provide that following a change in control such executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death or (iii) attainment of age 65 and the occurrence of one or more certain additional events.

     Under the Severance Agreements, severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for the three calendar years immediately preceding the year in which the change in control occurs, plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation made or to be made in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from the Company, a successor or their affiliates following a change in control, plus (iv) any future payments to be made in accordance with any employment agreements or other contracts between the Company and such other entities. For three years following termination, the Company will arrange to provide the executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with the Company for the purpose of determining service credits and benefits under the Company's various retirement benefit plans.

     The Company has agreed to pay any and all legal fees incurred by these executives in connection with the interpretation, enforcement or defense of their rights under the Severance Agreements. The terms of the Severance Agreements run until the later of (i) the close of business on June 30, 2002 or
(ii) the expiration of the three-year period of severance benefit coverage. Beginning in fiscal 2003, the Severance Agreements will automatically be renewed for successive one year terms unless the Company or the executive gives notice of intent to terminate before such renewal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Klisares, Nilsson-Weiskott and Walsh. Prior to November 1997, the Company never had a Compensation Committee or other committee of the Board of Directors performing similar functions and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company, from April 1994 until August 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside Directors, none of whom is or was formerly an officer of the Company, although Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company, from April 1994 until August 1995. During fiscal 1999, none of the Company's executive officers served on the board of any entity of which a Committee member was an executive officer or on the compensation committee of any entity of which any Director of the Company was an executive officer.

  Role of Compensation Committee

     Prior to November 1997, the Company had no compensation committee, and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Following the Company's initial public offering (the "Offering"), the Committee undertook the oversight responsibility for the Company's executive compensation program.


     In general, the Company's compensation program for executive officers consists of three primary elements: a base salary, a discretionary incentive bonus and periodic grants of stock options. The Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of the Company's shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to the Company's performance) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by the Company's shareholders) are important components of the overall compensation package.


---------------

* Notwithstanding anything to the contrary set forth in the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

  Base Salary

     Base salary is reviewed annually and may be adjusted based on individual performance and industry analysis and comparisons. To date, the Committee has not utilized compensation consultants, but it may do so in future years to assist the Committee with respect to industry analysis and comparisons. In connection with the compensation deliberations for fiscal 1999, however, the Committee reviewed survey material of similarly situated companies, consisting of service companies of comparable size that provide industrial services in the Midwest. The survey material was prepared from publicly-available materials gathered by management and its representatives. With respect to fiscal 1999, no specific weight was assigned to any of the factors mentioned above in determining 1999 base salaries for the Chief Executive Officer and the other executive officers.

     In connection with the Offering, which was consummated on December 5, 1997, the Company's Board of Directors restructured the Company's compensation arrangements with its executive officers, generally to increase the amount of base salary to levels that the Board of Directors deemed to be more competitive with similarly situated companies. There were no changes to the executive officers base salaries in fiscal 1999 in recognition of the recent adjustments made in connection with the Offering.

  Bonus Plan


     Bonuses are awarded at the discretion of the Committee and are targeted at a percentage of the annual base salary of each executive officer. The targeted bonus is the bonus the Company expects to award, based on the Company's achievement of certain performance objectives, which, in the case of fiscal 1999, was the achievement of certain earnings per share targets. The granted bonus may be more or less than the targeted percentage, based on the Company's performance in relation to the stated goals and the subjective determination by the Committee of the executive's performance. For fiscal 1999, certain of the Company's executive officers received bonuses in excess of his full targeted bonus and one executive officer received less than his full targeted bonus to reflect the committee's evaluation of their performance and contribution to the Company's operating results for the 1999 fiscal year.


  Stock Options

     The purpose of the Company's 1997 Stock Option Plan is to attract and retain key personnel and directors of the Company and to enhance their interest in the Company's continued success. The maximum number of the Company's Common Shares with respect to which awards may be granted under the 1997 Stock Option Plan is 1,200,000. During fiscal 1999, the Committee granted stock options to its executive officers as set forth in the Compensation Table.

     Mr. Black's annual base salary for fiscal 1999 was established prior to the Offering. In determining his fiscal 1999 bonus, the Committee followed the same policies that it follows with respect to other executive officers, which are described above and set his targeted bonus at sixty five percent of his base salary. The Company's fiscal 1999 financial results as well as other non-financial subjective considerations were considered, but as with other executive officers, no particular weight was given to any factor. Mr. Black was granted his full targeted bonus for fiscal 1999 and was granted stock options covering 35,000 shares of common stock in recognition of his performance during fiscal 1999.

  Section 162(m) Compliance

     Section 162(m) of the Internal Revenue Code, as in effect from time to time (the "Code"), places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                                          Submitted by the Compensation
                                          Committee
                                          of the Company

                                          TIMOTHY A. WALSH, Chairman
                                          PETE A. KLISARES
                                          GERALD NILSSON-WEISKOTT

PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index, (i) a peer group of companies selected last year by the Company consisting of companies engaged in whole or in part in the industrial cleaning and maintenance industry (the "Industrial Cleaning Peer Group") and (ii) a peer group selected this year by the Company, in recognition of the expansion of the Company's business, to include companies that provide a broader range of services to industry. The new peer group is composed of the companies that make up the Facilities Services Group as defined by analysts from Deutsche Bank Alex. Brown (the "Facilities Services Peer Group"). These companies are similar to the Company in that they provide various services to industry on an outsourcing basis, though not necessarily the same types of services as the Company. The Company expects to use the Facility Services Peer Group in future proxy statements for comparison purposes. The companies that make up the Industrial Cleaning Peer Group are: ABM Industries, Inc., C.H. Heist Corporation, Harsco Corporation, Philip Services Corp., Safety-Kleen Corp., The ServiceMaster Company and Valley Systems, Inc. The companies that make up the Facilities Services Peer Group are: ABM Industries, Inc., Building One Services Corporation, Coinmach Laundry Corporation, Comfort Systems USA, Inc., Dycom Industries, Inc., Firstservice Corporation, Group Maintenance America Corp., Integrated Electrical Services, Inc., Mastec Inc., Mobile Mini, Inc., Quanta Services, Inc., The Servicemaster Company, United Rentals, Inc. and Viad Corp.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
         AMONG MPW INDUSTRIAL SERVICES GROUP, INC., THE S & P 500 INDEX
   THE INDUSTRIAL CLEANING PEER GROUP AND THE FACILITIES SERVICES PEER GROUP

                                           MPW INDUSTRIAL           FACILITIES              S&P 500               INDUSTRIAL
                                          SERVICES GROUP,         SERVICES PEER             -------             CLEANING PEER
                                                INC.                  GROUP                                         GROUP
                                          ---------------         -------------                                 -------------
12/2/97                                         100                    100                    100                    100
'12/97                                          100                    112                    100                    110
'1/98                                            92                    115                    101                     97
'2/98                                           108                    120                    108                    101
'3/98                                           121                    125                    114                    104
'4/98                                           133                    127                    115                    100
'5/98                                           153                    135                    113                    103
'6/98                                           150                    149                    118                    113
'7/98                                           125                    135                    116                    104
'8/98                                           101                    109                     99                     90
'9/98                                           106                    118                    106                     88
'10/98                                          111                    123                    114                     89
'11/98                                          133                    125                    121                     84
'12/98                                          125                    139                    128                     94
'1/99                                           136                    135                    134                     85
'2/99                                           128                    124                    130                     82
'3/99                                            92                    128                    135                     86
'4/99                                           101                    132                    140                     87
'5/99                                           114                    128                    137                     83
'6/99                                           111                    131                    144                     88

      * $100 INVESTED ON 12/2/97 IN STOCK OR ON 11/30/97
       IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDED JUNE 30.

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 9, 1996, the Company sold certain real estate and a commercial building located in Chesterfield, Michigan, which currently serves as one of the Company's industrial container cleaning facilities, to the Black Family Limited Partnership, an Ohio limited partnership in which Monte R. Black serves as the sole general partner, for an aggregate consideration of $2.2 million. As part of the same transaction, the partnership and the Company entered into a long-term lease arrangement with respect to the facility for a term of ten years at an annual payment amount of approximately $421,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004, which provides for an annual rental of $288,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     As part of an industrial revenue bond financing in 1986, Monte R. and Susan
K. Black constructed an approximately 67,000 square foot building in Hebron, Ohio, which the Company leased for a ten-year term. Annual rent payments on the building and equipment during this ten-year term were $726,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004, which provides for an annual rental of $600,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1989 the Company entered into a five-year agreement to rent certain real estate and a commercial building located in Newark, Ohio from Monte R. and Susan
K. Black as the principal offices of the Company's industrial water subsidiary. In 1993 the Company extended the lease for an additional five-year term. Annual lease payments were $46,920, payable monthly. Effective July 1, 1997, the Company entered into a lease agreement through June 30, 2004, which provides for an annual rental of $66,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.


     In 1999, the Company entered into a seventy-five month agreement to rent certain real estate and a commercial building located in Newark, Ohio from Miramonte Properties, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company's industrial water subsidiary. The Lease provides for an annual rental of $54,000 payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.


     The Company provides, from time to time, certain operational, administrative and financial services to Pro-Kleen Industrial Services, Inc. ("Pro-Kleen"), a portable sanitation services company wholly-owned by Monte R. Black. During fiscal 1999, such services totaled $40,000.

     In February 1998, the Company sold its corporate aircraft at a fair market value of $3.6 million to an entity controlled by Monte R. Black. The purchase price was paid by redeeming a portion of the indebtedness created by the termination, prior to the Offering, of the S Corporation status of MPW Industrial Services, Inc. ("Industrial") and distribution of accumulated undistributed earnings to the former shareholders of Industrial. At the same time, the Company entered into a five-year agreement to rent the aircraft from such entity for an annual lease payment of $360,000, payable monthly, plus applicable state and local sales taxes. This lease terminates on January 31, 2003 unless extended by the parties or unless terminated earlier by either party on no less than 120 days' prior written notice.


     C. Douglas Rockwell, who joined the Company in March 1999 and became an executive officer in July 1999, received a loan from the Company in the principal amount of $130,000 to facilitate relocation. The loan matures on May 12, 2000, bears interest at the lowest per annum rate necessary to avoid imputation of interest under Internal Revenue Service regulations and is secured by a second mortgage on Mr. Rockwell's residence.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers to file reports of ownership with the Securities and Exchange Commission. The Company assists its Directors and Executive Officers in completing and filing those reports. The Company believes that during the last completed fiscal year all filing requirements applicable to its Directors and Executive Officers were complied with, except that Mr. Nilsson-Weiskott filed a late report with respect to two purchases of Common Stock by each of Mr. Nilsson-Weiskott and his wife.


   PROPOSAL 2: TO AMEND ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION

     The Board of Directors unanimously approved, subject to the further approval of the shareholders of the Company, an amendment to ARTICLE IV of the Company's Amended and Restated Articles of Incorporation (the "Articles") and a restatement of the Articles. The full text of the Company's proposed Articles, as amended and restated, including the text of amended ARTICLE IV, is attached hereto as Exhibit A. Although the following description is a summary of the changes made by the proposed amendment to ARTICLE IV, the summary should be read in conjunction with, and is qualified by reference to, the full text of the Company's proposed Articles attached hereto as Exhibit A.

     The amendment to ARTICLE IV of the Articles would allocate the current 5,000,000 authorized shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"), among the three classes of Preferred Stock currently authorized by the Articles as follows: 500,000 shares of Class A Preferred Stock, 2,250,000 shares of Class B Preferred Stock and 2,250,000 shares of Class C Preferred Stock. The proposed amendment to ARTICLE IV would not alter or expand the aggregate number of shares of Preferred Stock currently authorized by the Articles.

     None of the 5,000,000 shares of Preferred Stock presently authorized by the Articles were issued or outstanding or reserved for issuance and all 5,000,000 shares of Preferred Stock will be available for future issuance by the Board from time to time without shareholder approval unless required by applicable law or the rules of The Nasdaq Stock Market.

     The Board considers the proposed allocation of authorized Preferred Stock desirable because it more closely conforms the language of the Articles concerning the Preferred Stock to the language of the applicable corporate statute. This will provide the Company with the necessary flexibility to issue Preferred Stock in the future in connection with offerings, financing, acquisitions and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of a charter amendment at the time of such action. The Board believes that, under certain circumstances, the availability of Preferred Stock will provide greater flexibility to the Company than would be available through the issuance of additional shares of Common Stock. The Company has no definite plan, commitment or understanding at this time to issue any shares of Preferred Stock.

     Although the Board has no present intention of issuing shares of Preferred Stock, the proposed allocation would permit the Board to issue shares of Preferred Stock in the future, which may render more difficult or discourage an attempt by another person or entity to obtain control of the Company. Such Preferred Stock could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The amendment to allocate the authorized shares of Preferred Stock is not being proposed in response to any known effort to acquire control of the Company.

     If adopted, the proposed amendment to the ARTICLE IV of the Company's Articles, and the proposed restatement of the Company's Articles, will become effective as soon as they are filed with the Secretary of State of the State of Ohio, which the Company expects to occur as soon as practical after the Annual Meeting.

     Proxies will be voted for the proposed amendments to the Company's Articles to allocate the authorized shares of Preferred Stock among the three existing classes unless contrary instructions are set forth on the proxy card. Under applicable Ohio law and the Company's Articles, the outcome of this agenda item will be determined by the vote of the holders of at least two-thirds of all of the issued and outstanding common stock of the Company as of the Record Date for the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

         PROPOSAL 3: TO AMEND ARTICLE V AND ARTICLE XI OF THE COMPANY'S
                           ARTICLES OF INCORPORATION

     The Board of Directors has unanimously approved, subject to the further approval of the shareholders of the Company, an amendment to ARTICLE V and
ARTICLE XI of the Company's Articles and a restatement of the Articles. The full text of the Company's proposed Articles, as amended and restated, including the text of amended ARTICLE V and ARTICLE XI, is attached hereto as Exhibit A. Although the following description is a summary of the changes made by the proposed amendments to ARTICLE V and ARTICLE XI, the summary should be read in conjunction with, and is qualified by reference to, the full text of the Company's proposed Articles attached hereto as Exhibit A.

     ARTICLE V currently allows the Board to amend the Articles to fix or change the express terms of any unissued or treasury shares of any class of the Company's stock. The Board cannot, under either the current Articles or the proposed amendment, change the authorized number of shares, or fix or alter the express terms of any issued and outstanding shares, of any class of the Company's stock.

     The proposed amendment to ARTICLE V of the Articles would allow the Board to adopt further amendments to the Company's Articles if such adoption is authorized by applicable law.

     ARTICLE XI currently provides that any Ohio statute enacted after the date on which the Articles were filed, that (i) increases or decreases the rights, powers or privileges of Ohio corporations or their shareholders or (ii) gives effect to the action by any number, less than all, of the shareholders of an Ohio corporation, shall apply to the Company as if such statute had been in effect on the date that the Articles were filed.

     The proposed amendment to ARTICLE XI would make explicit that, in addition to the matters currently described in ARTICLE XI, any Ohio statute enacted after the date on which the Articles, as amended and restated, were filed, that expands the authority of directors to adopt amendments to the Articles shall apply to the Company as if such statute had been in effect on the date that the Articles were filed.

     Legislation has been proposed to the Ohio General Assembly that, if enacted, would allow the directors of an Ohio corporation to amend the corporation's articles of incorporation to change the corporation's name, move its principal office and effect a stock split without shareholder approval. Adoption of the proposed amendments to Article V and Article XI would clarify that the Board of Directors of the Company would be authorized to adopt such amendments without further action of the Company's shareholders if this legislation becomes law.

     If adopted, the proposed amendments to ARTICLE V and ARTICLE XI of the Company's Articles, and the proposed restatement of the Company's Articles, will become effective as soon as they are filed with the Secretary of State of the State of Ohio, which the Company expects to occur as soon as practical after the Annual Meeting.

     Proxies will be voted for the proposed amendments to the Company's Articles unless contrary instructions are set forth on the proxy card. Under applicable Ohio law and the Company's Articles, the outcome of this agenda item will be determined by the vote of the holders of at least two-thirds of all of the issued and outstanding common stock of the Company as of the Record Date for the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

       PROPOSAL 4: TO AMEND AND RESTATE THE COMPANY'S CODE OF REGULATIONS

     The Board of Directors has unanimously approved, subject to the further approval of the shareholders of the Company, an amendment to Regulations 6, 15 and 18 of the Company's Amended and Restated Code of Regulations (the "Code of Regulations") and a restatement thereof. The amendments to, and restatement of, the Code of Regulations modernizes the Code of Regulations and modifies the Code of Regulations to more closely parallel applicable provisions of Ohio law. The full text of the Company's proposed Code of Regulations, as amended and restated, is attached hereto as Exhibit B. Although the following description is a summary of the changes made by the proposed amendments to the Code of Regulations, the summary should be read in conjunction with, and is qualified by reference to, the full text of the Company's proposed Code of Regulations attached hereto as Exhibit B.

     The proposed amendment to Regulation 6 is in response to a recent amendment to Ohio law. As of September 13, 1999, Ohio corporations are authorized to allow proxy authorizations by "a verifiable communication authorized by the person," including electronic mail and telephone, as well as regular written proxies. "Any transmission that creates a record capable of authentication" is permitted. The current Regulation 6 requires that a proxy be a writing executed by the shareholder. Therefore, the Code of Regulations prohibits proxy voting by electronic mail, telephone and other electronic media, notwithstanding the recent amendment to Ohio law. In order for the Company to utilize the more modern forms of proxy voting now permitted by Ohio law, the Code of Regulations must be amended. The proposed amendment to Regulation 6 would provide that proxies may be in any form permitted by Ohio statute.

     The proposed amendment to Regulation 15 would modernize the notice provisions regarding special meetings of the Board by allowing Board members to receive notice of special meetings of the Board by modern communication devices, including electronic mail and voicemail.

     The proposed amendment to Regulation 18 is in response to an amendment to Ohio law. As of July 29, 1998, an Ohio corporation's regulations may allow directors to create committees of the board of directors consisting of one or more directors. The current Regulation 18 mirrors Ohio law before this amendment and only allows for the creation committees of consisting of not less than three directors. The proposed amendment to Regulation 18 would give the Board the flexibility to create committees of the Board that include one or two members.

     If adopted, the proposed amendments to, and restatement of, the Company's Code of Regulations will become effective immediately upon approval by the shareholders of the Company.

     Proxies will be voted for the proposed amendments to, and restatement of, the Company's Code of Regulations unless contrary instructions are set forth on the proxy card. Under applicable Ohio law and the Company's Code of Regulations, the outcome of this agenda item with respect to the proposed amendments to Regulations 6, 15 and 18 will be determined by the vote of the holders of a majority of all of the issued and outstanding common stock of the Company as of the Record Date for the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholder proposals for the 2000 annual meeting of shareholders (the "2000 Annual Meeting") must be received by the Secretary of the Company by June 2, 2000, to be included in the Company's proxy statement, notice of annual meeting and proxy related to the 2000 Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

     THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING OTHER EXHIBITS, WITHOUT CHARGE, TO ANY PERSON UPON WRITTEN REQUEST ADDRESSED TO ROBERT J. GILKER, VICE PRESIDENT, LAW AND ADMINISTRATION AND SECRETARY, MPW INDUSTRIAL SERVICES GROUP, INC., 9711 LANCASTER ROAD, S.E., HEBRON, OHIO 43025.

                                        /S/ ROBERT J. GILKER
                                        ROBERT J. GILKER
                                        Vice President, Law and Administration
                                        and Secretary


October 1, 1999

Hebron, Ohio

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                      MPW INDUSTRIAL SERVICES GROUP, INC.

                                   ARTICLE I

     The name of the corporation is MPW Industrial Services Group, Inc. (the "Corporation").

                                   ARTICLE II

     The place in the State of Ohio where the Corporation's principal office is located is the City of Hebron, Licking County.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                                   ARTICLE IV


     A. Authorized Capital Stock. The Corporation is authorized to issue 35,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, without par value ("Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock") consisting of 500,000 shares of Class A Preferred Stock, 2,250,000 shares of Class B Preferred Stock, and 2,250,000 shares of Class C Preferred Stock.


     B. Preferred Stock. The Board of Directors shall have authority to issue Preferred Stock from time to time in one or more classes or series. The express terms of shares of a different series of any particular class shall be identical except for such variations as may be permitted by law. Subject to such express terms as may hereafter be adopted by the Board of Directors, the voting rights of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall be follows:

          1. Each holder of Class A Preferred Stock shall be entitled to 100 votes per share and, except as otherwise required by law, shall vote together with the Common Stock as a single class on all matters properly submitted to a vote at a meeting of the shareholders.

          2. Each holder of Class B Preferred Stock shall be entitled to one vote per share and, except as otherwise required by law, shall vote together with the Common Stock as a single class on all matters properly submitted to a vote at a meeting of shareholders.

          3. Holders of Class C Preferred Stock shall have no voting rights.

                                   ARTICLE V


     The Board of Directors shall be authorized hereby to exercise all powers now or hereafter permitted by law providing rights to the Board of Directors to adopt amendments to these Amended and Restated Articles of Incorporation (i) to fix or change the express terms of any unissued or treasury shares of any class, including, without limiting the generality of the foregoing: division of such shares into series and the designation and authorized number of shares of each series; voting rights of such shares (to the extent now or hereafter permitted by law); dividend or distribution rate; dates of payment of dividends or distributions and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights;

and restrictions on the issuance of shares of the same series or any other class or series; all as may be established by resolution of the Board of Directors from time to time (collectively, a "Preferred Stock Designation"), and (ii) to include within these Amended and Restated Articles of Incorporation such additional provisions, or amendments to any existing provisions, as may hereafter be authorized by law.

                                   ARTICLE VI

     Except as may be provided in any Preferred Stock Designation, holders of shares of capital stock of the Corporation shall not be entitled to cumulative voting rights in the election of directors.

                                  ARTICLE VII

     Except as may be provided in any Preferred Stock Designation, no holder of any shares of capital stock of the Corporation shall have any preemptive right to acquire any shares of unissued capital stock of any class or series, now or hereafter authorized, or any treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares of capital stock.

                                  ARTICLE VIII

     The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire capital stock of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in any Preferred Stock Designation at the time of such purchase or acquisition.

                                   ARTICLE IX

     Except as may be provided in any Preferred Stock Designation, the Board of Directors shall be fixed from time to time in the manner provided in the Amended Code of Regulations of the Corporation. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of shareholders at which directors are to be elected. For purposes of these Amended and Restated Articles of Incorporation, "voting power of the Corporation" means the aggregate voting power of (1) all the outstanding shares of Common Stock of the Corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

                                   ARTICLE X

     Notwithstanding anything to the contrary contained in these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article VI, Article VII, Article VIII, Article IX or this Article X; provided, however, that this Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Amended and Restated Articles of Incorporation.

                                   ARTICLE XI


     Any and every statute of the State of Ohio hereafter enacted, whereby (i) the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or (ii) whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, or (iii) whereby the authority of the directors to adopt amendments to the Articles of Incorporation without shareholder approval shall be expanded, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation in the office of the Secretary of State of Ohio.


                                  ARTICLE XII

     These Amended and Restated Articles of Incorporation supersede the Corporation's existing Articles of Incorporation and all prior amendments thereto.

                                                                       EXHIBIT B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      MPW INDUSTRIAL SERVICES GROUP, INC.

                              AMENDED AND RESTATED
                              CODE OF REGULATIONS

                               AS ADOPTED AND IN

                           EFFECT ON NOVEMBER 4, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      MPW INDUSTRIAL SERVICES GROUP, INC.

                              AMENDED AND RESTATED
                              CODE OF REGULATIONS

                               TABLE OF CONTENTS

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                                                              PAGE
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SHAREHOLDER MEETINGS........................................   2
  1. Time and Place of Meetings.............................   2
  2. Annual Meeting.........................................   2
  3. Special Meetings.......................................   2
  4. Notice of Meetings.....................................   2
  5. Quorum.................................................   2
  6. Voting.................................................   2
  7. Order of Business......................................   3

DIRECTORS...................................................   4
  8. Function...............................................   4
  9. Number, Election and Terms of Directors................   4
  10. Newly Created Directorships and Vacancies.............   4
  11. Removal...............................................   4
  12. Nominations of Directors; Election....................   4
  13. Resignation...........................................   5
  14. Regular Meetings......................................   5
  15. Special Meetings......................................   5
  16. Quorum and Vote.......................................   5
  17. Participation in Meetings by Communications
     Equipment..............................................   5
  18. Committees............................................   5
  19. Compensation..........................................   6
  20. Bylaws................................................   6

OFFICERS....................................................   6
  21. Generally.............................................   6
  22. Authority and Duties of Officers......................   6
  23. Compensation..........................................   6
  24. Succession............................................   6

STOCK.......................................................   6
  25. Transfer and Registration of Certificates.............   6
  26. Substituted Certificates..............................   6
  27. Voting Of Shares Held by the Corporation..............   7
  28. Record Dates and Owners...............................   7

INDEMNIFICATION AND INSURANCE...............................   7
  29. Indemnification.......................................   7
  30. Insurance.............................................   7
  31. Agreements............................................   7

GENERAL.....................................................   8
  32. Fiscal Year...........................................   8
  33. Seal..................................................   8
  34. Amendments............................................   8
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

                              SHAREHOLDER MEETINGS

     1. Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the "Chairman"), the President, or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

     2. Annual Meeting. An annual meeting of the shareholders will be held at such date and time as may be designated from time to time by the Board of Directors, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 7 herein.

     3. Special Meetings. (a) Special meetings of shareholders may be called by
(i) the Chairman (ii) the President, (iii) a majority of the Board of Directors acting with or without a meeting, or (iv) any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted at such meeting. Holders of shares that are entitled to call a special meeting of shareholders by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended and Restated Code of Regulations, "Preferred Stock Designation" shall have the meaning specified in the Amended and Restated Articles of Incorporation.

     (b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by registered mail to the Chairman, the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4 herein. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4 herein.

     4. Notice of Meetings. Written notice of every meeting of the shareholders called in accordance with this Amended and Restated Code of Regulations, stating the time, place and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice under Regulation 3 herein). Such notice will be given not less than seven nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     5. Quorum. To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for in any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Amended and Restated Code of Regulations, "voting power of the Corporation" shall have the meaning specified in the Amended and Restated Articles of Incorporation.


     6. Voting. Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 7 herein will be the act of the shareholders. An abstention shall not represent a vote cast. Proxies must be in a form permitted by Ohio law and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by


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

law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines.

     7. Order of Business. (a) The Chairman, or such other officer of the Corporation designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by (i) imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders and (iv) establishing such other procedures as the presiding officer, in his sole discretion, may deem appropriate for the orderly conduct of business.

     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4 herein, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 7(c) herein.

     (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in this Amended and Restated Code of Regulations, (ii) be entitled to vote at such meeting and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 105 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 7(c) herein. For purposes of this Regulation 7(c) and Regulation 12 herein, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation's stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 7(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

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     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 herein or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 7 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   DIRECTORS

     8. Function. Except where the law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

     9. Number, Election and Terms of Directors. Except as may be provided in any Preferred Stock Designation, the size of the Board of Directors shall be established from time to time only (i) by a vote of a majority of the Whole Board or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class.

     10. Newly Created Directorships and Vacancies. Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled only (i) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director or (ii) by the affirmative vote of the shareholders after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Amended and Restated Code of Regulations. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected.

     11. Removal. Except as may be otherwise provided in any Preferred Stock Designation, directors may not be removed from the Board of Directors by the shareholders or otherwise.

     12. Nominations of Directors; Election. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 12 will be eligible for election at a meeting of shareholders to be members of the Board of Directors.

     (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 12, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 12. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

     (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 105 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include: (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is

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

made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or proposed to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 12, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 12, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 12.

     13. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time and upon occurrence of the conditions specified in such written notice.

     14. Regular Meetings. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.


     15. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President on one day's notice to each director by whom such notice is not waived, given either personally or by mail, electronic mail, telephone (including voice mail), telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of not less than one-third of the Whole Board. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.


     16. Quorum and Vote. At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by this Amended and Restated Code of Regulations to be taken by a majority of the Whole Board, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.

     17. Participation in Meetings by Communications Equipment. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.


     18. Committees. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Committees may consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 18 shall constitute a quorum at any meeting thereof, and the

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

act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its own procedures, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.

     19. Compensation. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.

     20. Bylaws. The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations.

                                    OFFICERS

     21. Generally. The Corporation may have a Chairman, who shall be elected by the directors from among their number, and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman, the Chief Executive Officer or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

     22. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

     23. Compensation. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of the other officers and agents of the Corporation to the Chief Executive Officer or any other officer of the Corporation.

     24. Succession. The officers of the Corporation will hold office until their successors are elected. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 21.

                                     STOCK

     25. Transfer and Registration of Certificates. The Board of Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     26. Substituted Certificates. Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the Chief Executive Officer, the President or a Vice President and the Secretary or the

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

Treasurer, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     27. Voting Of Shares Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President in person or by proxy or proxies appointed by either of them shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     28. Record Dates and Owners. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which will not be less than seven nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, at the date next preceding the day on which the meeting is held.

     (b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice thereof, except as expressly provided by applicable law.

                         INDEMNIFICATION AND INSURANCE

     29. Indemnification. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Board of Directors or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors or an officer of the Corporation or as to a person who has served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     30. Insurance. The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 29 herein against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     31. Agreements. The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under this Amended and Restated Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Amended and Restated Code of Regulations to indemnify any such person.

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

                                    GENERAL

     32. Fiscal Year. The fiscal year of the Corporation will end on the last day of June (and whether before or after such date) in each calendar year or such other date as may be fixed from time to time by the Board of Directors.

     33. Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     34. Amendments. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or herein, this Amended and Restated Code of Regulations or any Regulations may be amended in any respect or repealed at any time at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or herein, the shareholders shall not take any action without a meeting to alter or amend this Amended and Restated Code of Regulations. Notwithstanding the first sentence of this Regulation 34 or anything to the contrary contained in the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, Regulations 1, 3(a), 7, 10, 11, 12 and 34 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class. Notwithstanding the foregoing provisions of this Regulation 34, no amendment to Regulations 29, 30 or 31 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

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

                           MPW INDUSTRIAL SERVICES GROUP, INC.

                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 4, 1999

            The undersigned hereby appoints each of Daniel P. Buettin, Robert J. Gilker, Ira O. Kane and Brad A. Martyn as proxies with full power of substitution, and hereby authorizes each of them to present and vote, as designated on the reverse side of this card, all the shares of Common Stock, without par value, held of record on September 27, 1999 by the undersigned in MPW INDUSTRIAL SERVICES GROUP, INC., at the Annual Meeting of Shareholders to be held on November 4, 1999 and at any adjournments thereof.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, it will be voted in the manner directed on the reverse side of this card by the undersigned shareholder, if no direction is made, this proxy will be voted for Proposal #1, Proposal #2, Proposal #3 and Proposal #4.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE
                                ENCLOSED PREPAID ENVELOPE.

                                                  Date:                   , 1999
                                                       -------------------

                                                  ------------------------------

                                                  ------------------------------
                                                      Shareholder Signature

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                           MPW INDUSTRIAL SERVICES GROUP, INC.

                                          PROXY

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS #1, #2, #3 AND
                                           #4.
          1. Election of Directors:

                      [ ]FOR all of the nominees, except vote withheld from those whose names are entered on the line below:

                      NOMINEES: Monte R. Black, Alfred Friedman, Ira O. Kane, Pete A. Kilsares, Gerald Nilsson-Weiskott,
                      Timothy A. Walsh, Scott N. Whitlock and J. Craig R. Wright

                      -------------------------------------------------------------------------------------------------------
                      [ ]WITHHOLD authority to vote for all of the above nominees

          2. Approve amendment and restatement of the Company's Amended and Restated Articles of Incorporation to amend Article IV thereof.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

          3. Approve amendment and restatement of the Company's Amended and Restated Articles of Incorporation to amend Article V and Article XI thereof.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

          4. Approve amendment and restatement of the Company's Amended and Restated Code of Regulations.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

          5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                  BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD
                                   Proxy Card